As filed with the Securities and Exchange Commission on April 5, 2019

Registration No. 333-__________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	16-1229730
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Canal View Boulevard

Suite 300

Rochester, New York 14623

(585) 325-3610

(Address and telephone number of principal executive offices and principal place of business)

Philip Jones

Chief Financial Officer

Document Security Systems, Inc.

200 Canal View Boulevard

Suite 300

Rochester, New York 14623

Telephone: (585) 325-3610

(Name, address and telephone number of agent for service)

With copy to:

Gregory Sichenzia, Esq.

Jeffrey D’Angelo, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

(212) 930-9700

(212) 930-9725 - Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 416(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering:
Common Stock, par value $0.002 par value	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Rights	—	—	—	—
Total for Primary Offering	—	—	$50,000,000	$6,060	(3)
Secondary Offering:
Common Stock, par value $0.002 per share (5)	875,000	$1.28	$1,120,000	$135.75	(4)
Total for Primary and Secondary Offerings	—	—	$51,120,000	$6,195.75

(1) There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants and rights to purchase common stock, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $50,000,000. In addition, up to 875,000 shares of common stock may be sold from time to time pursuant to this registration statement by the selling shareholders named herein. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon exercise of warrants or rights. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per unit of each class of security registered hereunder will be determined from time to time in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended.

(3) Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price of all securities listed.

(4) With respect to shares of common stock to be offered by the selling shareholders in the secondary offering, the price has been estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(g) and (c) under the Securities Act, based on the average of the high and low prices reported for the shares of common stock as reported on the NYSE American LLC on April 3, 2019.

(5) Represents shares issuable upon exercise of outstanding warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to completion, dated April 5, 2019

PROSPECTUS

DOCUMENT SECURITY SYSTEMS, INC.

$50,000,000

Common Stock, Warrants, Units and Rights

And

875,000 Shares of Common Stock

This prospectus covers our offer and sale from time to time of any combination of common stock, warrants, units or rights described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $50,000,000.

This prospectus also covers the resale by the selling shareholders identified in the “Selling Shareholders” section of this prospectus of up to an aggregate of 875,000 shares of our common stock, representing shares issuable upon exercise of outstanding warrants. We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders. We may receive up to $875,000 upon the cash exercise of the outstanding warrants.

Shares of our common stock are traded on the NYSE American LLC under the symbol “DSS”. On April 4, 2019, the closing sales price for our common stock was $1.26 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus to read about important factors you should consider before investing.

Neither we nor any selling shareholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell up to $50,000,000 of our common stock, warrants, units or rights in one or more offerings from time to time, and the selling stockholders may from time to time sell up to 875,000 shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer or the selling stockholders may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to above, as well as the risk factors referred to on page 4 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our securities, you should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section beginning on page 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018) together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

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THE COMPANY

The Company

Document Security Systems, Inc. (referred to herein as “Document Security Systems”, “DSS”, “we”, “us”, “our” or “Company”) was formed in New York in 1984 and, in 2002, chose to strategically focus on becoming a developer and marketer of secure technologies. We specialize in fraud and counterfeit protection for all forms of printed documents and digital information. The Company holds numerous patents for optical deterrent technologies that provide protection of printed information from unauthorized scanning and copying. We operate two production facilities, consisting of a combined security printing and packaging facility and a plastic card facility where we produce secure and non-secure documents for our customers. We license our anti-counterfeiting technologies to printers and brand-owners. In addition, we have a digital division which provides cloud computing services for our customers, including disaster recovery, back-up and data security services. In 2013, the Company expanded its business focus by merging with DSS Technology Management, Inc., formerly known as Lexington Technology Group, Inc., which acquires intellectual property assets and interests in companies owning intellectual property assets for the purpose of monetizing these assets through a variety of value-enhancing initiatives, including, but not limited to, investments in the development and commercialization of patented technologies, licensing, strategic partnerships and litigation.

Prior to 2006, our primary revenue source in our document security division was derived from the licensing of our technology. In 2006, we began a series of acquisitions designed to expand our ability to produce products for end-user customers. In 2006, we acquired Plastic Printing Professionals, Inc., a privately held plastic cards manufacturer located in the San Francisco, California area and which may be referred to herein as the “DSS Plastics Group”. In 2008, we acquired DPI of Rochester, LLC, a privately held commercial printer located in Rochester, New York. In 2010, we acquired Premier Packaging Corporation, a privately held packaging company located in Victor, New York, which may also referred to herein as the “DSS Packaging Group.” In May 2011, we acquired ExtraDev, Inc. a privately held information technology and cloud computing company located in Rochester, New York. In 2016, ExtraDev, Inc. changed its name to DSS Digital Inc. DSS Digital Inc. is also referred to herein as the “DSS Digital Group”.

On July 1, 2013, we merged with DSS Technology Management, Inc. (formerly known as Lexington Technology Group, Inc.), a private intellectual property monetization company. DSS Technology Management, Inc. is also referred to herein as “DSS Technology Management”. DSS Technology Management is focused on extracting the economic benefits of intellectual property assets through acquiring or internally developing patents or other intellectual property assets (or interests therein) and then monetizing such assets through a variety of value enhancing initiatives.

In January 2018, we commenced international operations with our wholly owned subsidiary, DSS Asia Limited, in our office in Hong Kong. In December 2018, this division acquired Guangzhou Hotapps Technology Ltd, a Chinese company that enhances our ability to do business in China. Guangzhou Hotapps Technology Ltd, did not have revenue but has two employees and a license to do business in China.

We do business in five operating segments as follows:

DSS Packaging and Printing Group - Produces custom paperboard packaging serving clients in the pharmaceutical, beverage, photo packaging, toy, specialty foods and direct marketing industries, among others. The group also provides secure and commercial printing services for end-user customers along with technical support for our technology licensees. The division produces a wide array of printed materials such as security paper, vital records, prescription paper, birth certificates, receipts, manuals, identification materials, entertainment tickets, secure coupons, parts tracking forms, brochures, direct mailing pieces, catalogs, business cards, etc. The division also provides resources and access to production equipment for our ongoing research and development of security printing and related technologies.

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DSS Plastics Group - Manufactures laminated and surface printed cards which can include magnetic stripes, bar codes, holograms, signature panels, invisible ink, micro fine printing, guilloche patterns, biometric, radio frequency identification (RFID) and watermarks for printed plastic documents such as ID cards, event badges, and driver’s licenses.

DSS Digital Group - This division researches, develops, markets and sells our digital products, including and primarily, our AuthentiGuard product, which is a brand authentication application that integrates our optical deterrent technologies used in our security printing offerings with proprietary digital data security-based solutions. The AuthentiGuard product allows customers to implement a security mark utilizing conventional printing methods that is copy and counterfeit resistant that can be read and recorded utilizing smartphones and other digital image capture devices, which can be utilized by that customers suppliers, field personnel and customers throughout its global product supply and distribution chains.

DSS International - Assists the DSS Digital Group in the development and marketing of our digital authentication products in the Asia Pacific market.

DSS Technology Management - Acquires or internally develops patented technology or intellectual property assets (or interests therein), with the purpose of monetizing these assets through a variety of value-enhancing initiatives, including, but not limited to, investments in the development and commercialization of patented technologies, licensing, strategic partnerships and commercial litigation.

Our Core Products, Technology and Services

Our core business is counterfeit prevention, brand protection and validation of authentic print media, including government-issued documents, packaging, ID cards and licenses. We believe we are a leader in the research and development of optical deterrent technologies and have commercialized these technologies with a suite of products that offer our customers an array of document security solutions. We provide document security technology to security printers, corporations, consumer product companies, and governments for protection of vital records and documents, certifications, travel documents, consumer products, pharmaceutical packaging and school transcripts.

Optical deterrent features such as ours are utilized mainly by large security printers for the protection of important printed documents, such as vital records, and identification documents. Many of these features, such as micro-printing, were developed pre-1980 as they were designed to be effective on the imaging devices of the day which were mainly photography mechanisms. With the advent of modern-day scanners, digital copiers, digital cameras, smart phones and easy to use imaging software such as Adobe Photoshop many of the pre-1980 optical deterrents such as micro-printing are no longer used or are much less effective in the prevention of counterfeiting.

Unlike some of our competitors, our technologies are developed to defeat today’s modern imaging systems. Almost all our products and processes are built to thwart scanners and digital copiers and we believe that our products are the most effective in doing so in the market today. In addition, our technologies do not require expensive hardware or software add-ons to authenticate a document, but instead require simple, inexpensive hand-held readers which can be calibrated to particular hidden design features. Our technologies are literally ink on paper that is printed with a particular method to hide selected things from a scanner’s “eye” or distort what a scanner “sees.” These attributes make our anti-scanning technologies very cost effective versus other current offerings on the market since our technologies are imbedded during the normal printing process, thereby significantly reducing the costs to implement the technologies.

Our primary anti-counterfeiting products and technologies are marketed under its AuthentiGuard® registered trademark. In October 2012, we introduced AuthentiGuard®, an iPhone application for authentication, targeted to major Fortune 500 companies worldwide. The application is a cloud-enabled solution that permits efficient and cost-effective authentication for packaging, documents and credentials. The solution embeds customizable, covert AuthentiGuard® Prism technology that resists duplication on copiers and scanners in a product’s packaging. Product verification using a smartphone application creates real-time, accurate authentication results for brand owners that can be integrated into existing information systems.

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Our Patent Monetization Business

Since its acquisition in 2013, DSS Technology Management’s primary mission has been the attempted monetization of its various patent portfolios through commercial litigation.

Except for its investment in its social networking related patents, DSS Technology Management and the Company have partnered with various third-party funding groups in connection with patent monetization programs and may continue to do so in the future. In connection with these fundings, we have purchased patents in a variety of fields, including social networking, mobile communications, semi-conductors, Bluetooth and LED, and have initiated patent infringement litigation against a wide range of domestic and global companies. In connection with these litigation matters, we engage with legal firms that typically work under fee caps and contingency fee arrangements. To date, we have been or are currently in litigation with, among others, Apple, Samsung, Taiwan Semiconductor Manufacturing Company, Intel, NEC, Lenovo, Seoul Semiconductor, Everlight Electronics, Cree, Nichia and Osram, GMBH. During the course of these litigation matters, we typically incur a variety of legal challenges from defendants, including defendants seeking to have the patents in question adjudicated to be invalid by the United States Patent Office through the Inter Partes Review process (“IPR”). As a result of these various legal challenges issued by defendants, we have experienced varying levels of success in our efforts to monetize our patent investments. In addition, to date, most of settlements or payments received from defendants have been remitted to the Company’s third-party funders in accordance with the terms of those respective funding agreements.

Corporate Information

Our principal executive offices are located at 200 Canal View Boulevard, Suite 300, Rochester, New York 14623. Our telephone number is (585) 325-3610. Our corporate website is www.dsssecure.com. Information contained in or accessible through our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by the selling shareholders, we will not receive any of the proceeds from such sale. We may however receive up to $875,000 from the cash exercise of outstanding warrants by selling shareholders.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that we or selling shareholders may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF COMMON STOCK

General

The following description of common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our certificate of incorporation, as amended, (the “Certificate of Incorporation”) which may be further amended from time to time, and our fourth amended and restated bylaws, as amended from time to time (the “Bylaws”). New York Business Corporation Law (“NYBCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

As of April 5, 2019, our authorized capital stock consisted of 200,000,000 shares of common stock, $0.02 par value per share, 18,002,721 of which are issued and outstanding.

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Common Stock

Holders of our common stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Company’s Board of Directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of common stock, on all matters which stockholders may vote on at all meetings of stockholders; and (v) the holders of common stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors. Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the BCL

New York Law

Section 912 of the NYBCL generally provides that a New York corporation may not engage in a business combination with an interested stockholder for a period of five years following the interested stockholder’s becoming such. Such a business combination would be permitted where it is approved by the board of directors before the interested stockholder’s becoming such. Covered business combinations include certain mergers and consolidations, dispositions of assets or stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. An interested stockholder is generally a stockholder owning at least 20% of a corporation’s outstanding voting stock. In addition, New York corporations may not engage at any time with any interested stockholder in a business combination other than: (i) a business combination approved by the board of directors before the stock acquisition, or where the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by the interested stockholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share that is paid by the interested stockholder and that meets certain other requirements.

A corporation may opt out of the interested stockholder provisions described in the preceding paragraph by expressly electing not to be governed by such provisions in its bylaws, which must be approved by the affirmative vote of a majority of votes of the outstanding voting stock of such corporation and is subject to further conditions. However, DSS’s Bylaws do not contain any provisions electing not to be governed by Section 912 NYBCL. Under DSS’s bylaws, any corporate action to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer and Trust Company, LLC.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

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General

We may issue warrants for the purchase of common stock. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

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The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF RIGHTS

We may offer to our shareholders rights to purchase common stock or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights that we may issue and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and have no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see the sections above entitled “Where You can Find More Information” and “Incorporation of Certain Information by Reference”. We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

FORMS OF SECURITIES

Each warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of warrants, units or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered warrants, units and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Any payments to holders with respect to warrants, units or rights, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of DSS, the trustees, the warrant agents, the unit agents or any other agent of DSS, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SECURITIES HELD BY SELLING SECURITY HOLDERS

On November 14, 2016, the Company issued a warrant to Brickell Key Investments LP (“BKI”). BKI’s warrant is a five year warrant, allowing them to purchase up to 750,000 shares of common stock at an exercise price of $1.00 per share.

On November 1, 2017, the Company issued a warrant to Nix Patterson & Roach LLP (“NPR”). NPR’s warrant is a three year warrant, allowing them to purchase up to 125,000 shares of common stock at an exercise price of $1.00 per share.

SELLING SHAREHOLDERS

An aggregate of 875,000 shares of common stock may be offered for sale and sold from time to time pursuant to this prospectus by the selling shareholders and their respective transferees, distributees, pledgees, donees, assignees or other successors. We are paying all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

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The following table sets forth, for the selling shareholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold. None of the selling shareholders has had any material relationship within the past three years with us or, to our knowledge, our affiliates. To our knowledge, none of the selling shareholders is a broker-dealer and/or affiliated with a broker-dealer.

All of the information contained in the table below is based solely upon information provided to us by the selling shareholders or otherwise known by us. In addition to the shares offered hereby, the selling shareholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 18,002,721 shares of our common stock issued and outstanding as of April 3, 2019.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares that that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered		Number of Shares Owned After Offering	Percent of Shares Owned After Offering
Brickell Key Investments LP (1)	750,000	750,000	(3)	-	-
Nix Patterson & Roach LLP (2)	125,000	125,000	(3)	-	-
TOTAL	875,000	875,000	(3)	-	-

(1)	Julian Carey holds voting and dispositive power over securities held by the selling shareholder. The address of the selling shareholder is 11 New Street, St. Peter Port, Guernsey GY1 2PF.
(2)	Steven F. Johnston holds voting and dispositive power over securities held by the selling shareholder. The address of the selling shareholder is 3600 N. Capital of TX Hwy, Suite B-350, Austin, TX 78746
(3)	Represents shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell or dispose of the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser (including block transactions);

●	through agents; or

●	an offering of shares by way of a distribution to shareholders, partners or members.

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The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by us, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we or the selling shareholders use underwriters in the sale, the securities will be acquired by the underwriters for their own account(s) and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE American LLC at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Broker-dealers engaged by us or the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

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We and/or the selling shareholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We and/or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares of common stock by the selling shareholders.

As used herein, “selling shareholders” includes donees, pledgees, distributees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling shareholders, if applicable, to indemnification by us and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the NYSE American LLC. The securities, other than the common stock, may or may not be listed on a national securities exchange.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Document Security Systems, Inc. and Subsidiaries as of and for the years ended December 31, 2018 and 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by FREED MAXICK CPAs, P.C., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019;

●	our Current Reports on Form 8-K filed with the SEC on February 15, 2019, February 22, 2019, March 27, 2019 and March 28, 2019; and

●	The description of our Common Stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on April 19, 2004, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Philip Jones

Document Security Systems, Inc.

200 Canal View Boulevard

Suite 300

Rochester, NY 14623

Tel: (585) 325-3610

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact Philip Jones at pjones@dsssecure.com.

Our Internet address is www.dsssecure.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with this offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. The Registrant will bear all expenses shown below.

SEC registration fee		$6,195.75
FINRA filing fee	$		*
Transfer agent’s fees and expenses	$		*
Legal fees and expenses	$		*
Printing fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous fees and expenses	$		*

Total	$		*

* Not presently known.

Item 15.	Indemnification of Directors and Officers.

Under the provisions of the certificate of incorporation and by-laws of the registrant, as amended, as of the date of this Registration Statement, each person who is or was a director, officer or employee of registrant shall be indemnified by the registrant to the full extent permitted or authorized by the Business Corporation Law of the State of New York, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

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Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the registrant, such person shall be indemnified against expenses (including attorneys’ fees) reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (a) expenses (including attorneys’ fees) and (b) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, had no reasonable cause to believe such person’s conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorney’s fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant.

Item 16. Exhibits.

a) Exhibits.

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of Document Security Systems, Inc. , as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated August 25, 2016)

3.3	Fourth Amended and Restated Bylaws of Document Security Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated June 22, 2018)

4.1**	Specimen Common Stock Certificate of the Registrant

4.2*	Form of Warrant Agreement

4.3*	Form of Warrant Certificate

4.5*	Form of Stock Purchase Agreement

4.6*	Form of Unit Agreement

5.1**	Opinion of Sichenzia Ross Ference LLP.

23.1**	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1).

23.2**	Consent of FREED MAXICK CPAs, P.C., Independent Registered Public Accounting Firm.

24.1**	Power of Attorney (included on signature pages to the registration statement).

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	Filed herewith

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Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rochester, New York, on the 5th day of April, 2019.

Document Security Systems, Inc.

By:	/s/ Philip Jones
Philip Jones
Interim Principal Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Jones, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Philip Jones	Interim Principal Executive Officer, Chief Financial Officer,	April 5, 2019
Philip Jones	Principal Financial Officer and Principal Accounting Officer

/s/ Heng Fai Ambrose Chan	Director and CEO of DSS International Inc.	April 5, 2019
Heng Fai Ambrose Chan

/s/ Joseph Sanders	Director	April 5, 2019
Joseph Sanders

/s/ Pamela Avallone	Director	April 5, 2019
Pamela Avallone

/s/ Clark Marcus	Director	April 5, 2019
Clark Marcus

/s/ Frank Heuszel	Director	April 5, 2019
Frank Heuszel

/s/ Daniel DelGiorno	Director	April 5, 2019
Daniel DelGiorno

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